LETTER OF INTENT

Parties:
HL Ventures Inc., a Nevada corporation (“HL”), and Urban Barns Foods Inc., an Alberta corporation (“Urban Barns”), wish to enter into this binding letter of intent (the “LOI”) which will provide for the basic structure of a share exchange and reverse merger between the parties (the “Share Exchange”).

It is the intention of the parties to enter into a long form agreement governing the Share Exchange by August 15, 2009.

Structure:	The parties shall complete the Share Exchange in accordance with the terms of this LOI as applicable to the respective companies.

Consideration:
Pursuant to the Share Exchange, all outstanding common shares of Urban Barns shall be exchanged for common shares of HL so that at the closing of the Share Exchange (the “Share Exchange Closing”) the shareholders of Urban Barns shall hold 25,000,000 common shares of HL.

All related party debts owed by HL shall be cancelled upon the Share Exchange Closing.

Conditions Precedent:
Prior to the Share Exchange Closing:
• HL shall change its name to Urban Barns Foods Inc. or another name acceptable to both parties.
• HL shall complete a forward split of its common stock on a 7 for 1 basis.
• HL shall appoint Jerry Fitzpatrick and Dan Meikleham to its board of directors.
• Urban Barns shall obtain approval for the Share Exchange from each of its shareholders and its board of directors.
• HL shall obtain all required approval for the Share Exchange from its shareholders and board of directors.
• HL shall have no liabilities.
• Urban Barns shall have provided HL with audited financial statements for such periods as required by the Securities and Exchange Commission.
• Both parties will have conducted due diligence on each other and the results of such due diligence will be satisfactory to both parties.

Details of Closing:
Upon the Share Exchange Closing:
• Current shareholders of Urban Barns shall be issued 25,000,000 shares of the common stock of HL in exchange for all of the issued and outstanding common shares of Urban Barns’ stock.
• Deniz Hassan and Adrian Lee shall resign as directors of HL;
• Deniz Hassan shall resign from all officer positions with HL and Urban Barns shall appoint individuals to fill any officer vacancies.
• Deniz Hassan shall cancel 20,500,000 post split shares of HL’s common stock held in his name.
• Urban Barns shall become a fully owned subsidiary of HL.

Termination Events:
This LOI and any Share Exchange agreement entered into on the basis of this LOI will have provisions for termination, and the rescission of any actions undertaken in order to fulfill the obligations of this LOI or a subsequent agreement, upon the occurrence of any one of the following events:
• By mutual consent and such consent will not be unreasonably withheld; or
• By either party if either party is not satisfied with the results of due diligence undertaken in good faith.

Independent Legal Advice:
Each party acknowledges that it has had the opportunity to obtain its own independent legal and tax advice with respect to the terms of this LOI prior to execution of this LOI and further acknowledges that it fully understands this LOI.  Urban Barns and the Urban Barns Shareholders acknowledge that counsel for HL does not represent the interests of Urban Barns or its shareholders.

Representations and Warranties Of HL:
HL represents and warrants to Urban Barns that:

1. HL is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted.  HL is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which HL owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of HL taken as a whole.

2. To the best knowledge of HL, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting HL or which involves any of the business, or the properties or assets of HL that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of HL taken as a whole (a “HL Material Adverse Effect”).  There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a HL Material Adverse Effect.

3. HL has all requisite corporate power and authority to execute and deliver this LOI and any other document contemplated by this LOI (collectively, the “HL Documents”) to be signed by HL and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of each of the HL Documents by HL and the consummation by HL of the transactions contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of HL is necessary to authorize such documents or to consummate the transactions contemplated hereby.  This LOI has been, and the other HL Documents when executed and delivered by HL as contemplated by this LOI will be, duly executed and delivered by HL and this LOI is, and the other HL Documents when executed and delivered by HL, as contemplated hereby will be, valid and binding obligations of HL enforceable in accordance with their respective terms, except:

a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;
b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and
c) as limited by public policy.

4. The HL common shares to be issued upon the Share Exchange Closing will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this LOI, will be duly and validly issued, fully paid and non-assessable.

5. No representation or warranty by HL in this LOI nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Urban Barns pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

6. HL currently has no more than 6,200,000 shares of common stock outstanding and no outstanding derivative securities and no issued or outstanding preferred shares.  HL shall have no more than 43,400,000 post split shares of common stock issued and outstanding immediately prior to the Share Exchange Closing.

7. Compliance

a) To the best knowledge of HL, HL is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of HL;

b) To the best knowledge of HL, HL is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a HL Material Adverse Effect;

c) HL has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this LOI.  All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of HL, threatened, and none of them will be adversely affected by the consummation of the Share Exchange; and

d) HL has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business.  HL has not received any notice of any violation thereof, nor is HL aware of any valid basis therefore.

Representations and Warranties of Urban Barns:
Urban Barns represents and warrants to HL that:

1. Urban Barns is a corporation duly organized, validly existing and in good standing under the laws of the Province of Alberta and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted.  Urban Barns is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which Urban Barns owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of Urban Barns taken as a whole.

2. To the best knowledge of Urban Barns, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Urban Barns or which involves any of the business, or the properties or assets of Urban Barns that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of Urban Barns taken as a whole (an “Urban Barns Material Adverse Effect”).  There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such an Urban Barns Material Adverse Effect.

3. Urban Barns has all requisite corporate power and authority to execute and deliver this LOI and any other document contemplated by this LOI (collectively, the “Urban Barns Documents”) to be signed by Urban Barns and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of each of the Urban Barns Documents by Urban Barns and the consummation by Urban Barns of the transactions contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of Urban Barns is necessary to authorize such documents or to consummate the transactions contemplated hereby.  This LOI has been, and the other Urban Barns Documents when executed and delivered by Urban Barns as contemplated by this LOI will be, duly executed and delivered by Urban Barns and this LOI is, and the other Urban Barns Documents when executed and delivered by Urban Barns, as contemplated hereby will be, valid and binding obligations of Urban Barns enforceable in accordance with their respective terms, except:

a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;
b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and
c) as limited by public policy.

4.   No representation or warranty by Urban Barns in this LOI nor any certificate, schedule, statement, document or instrument furnished or to be furnished to HL pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

5. Neither the execution, delivery and performance of this LOI, nor the consummation of the Share Exchange, will conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Urban Barns or any of its subsidiaries under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Urban Barns or any of its subsidiaries, or any of their respective material property or assets.

6.   Urban Barns acknowledges that any HL securities issued in this Share Exchange will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and in each case only in accordance with all applicable securities laws.

7.    Compliance

a) To the best knowledge of Urban Barns, Urban Barns is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Urban Barns;

b) To the best knowledge of Urban Barns, Urban Barns is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Urban Barns Material Adverse Effect;

c) Urban Barns has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this LOI.  All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Urban Barns, threatened, and none of them will be adversely affected by the consummation of the Share Exchange; and

d) Urban Barns has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business.  Urban Barns has not received any notice of any violation thereof, nor is Urban Barns aware of any valid basis therefore.

Mutual Covenants:
1. The representations and warranties of both parties set forth in this LOI will be true, correct and complete in all respects as of the Share Exchange Closing, as though made on and as of the Share Exchange Closing.

2. All information regarding the business of Urban Barns including, without limitation, financial information that Urban Barns provides to HL during HL’s due diligence investigation of Urban Barns will be kept in strict confidence by HL and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by HL or disclosed to any third party (other than HL’s professional accounting and legal advisors) without the prior written consent of Urban Barns.  If the Share Exchange contemplated by this LOI does not proceed for any reason, then upon receipt of a written request from Urban Barns, HL will immediately return to Urban Barns (or as directed by Urban Barns) any information received regarding Urban Barns’ business.  Likewise, all information regarding the business of HL including, without limitation, financial information that HL provides to Urban Barns during its due diligence investigation of HL will be kept in strict confidence by Urban Barns and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Urban Barns or disclosed to any third party (other than Urban Barns’ professional accounting and legal advisors) without HL’s prior written consent.  If the Share Exchange contemplated by this LOI does not proceed for any reason, then upon receipt of a written request from HL, Urban Barns will immediately return to HL (or as directed by HL) any information received regarding HL’s business.

3. Between the date of this LOI and the Share Exchange Closing, each of the parties to this LOI will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this LOI, if it becomes aware of the occurrence after the date of this LOI of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.  During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenants in this LOI or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

Jurisdiction	The parties agree to attorn to the non-exclusive jurisdiction of the Province of Alberta regarding this LOI.

Accepted on: July 22, 2009

HL Ventures Inc. Per: /s/ Deniz Hassan Deniz Hassan CEO	Urban Barns Foods Inc. Per: /s/ Jerry Fitzpatrick Jerry Fitzpatrick Authorized Representative